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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) October 23, 1996


                             GB FOODS CORPORATION
            (Exact name of registrant as specified in its charter)


            DELAWARE                       1-10576            33-0403086
(State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer
 incorporation or organization)                            Identification No.)



   1100 NEWPORT CENTER DRIVE, SUITE 200
     NEWPORT BEACH, CALIFORNIA                       92660
  (Address of Principal Executive Office)          (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (714)640-6004

              -------------------------------------------------

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     GB Foods Corporation (the "Company") dismissed its principal accountants, Cacciamatta Accountancy Corporation (formerly known as Saddington.Cacciamatta), on October 23, 1996. The decision to dismiss the former principal accountants was recommended by the Company's Audit Committee and approved by the Board of Directors.

     The reports of its former principal accountants on the financial statements for each of the years ended December 31, 1995 and 1994 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the two most recent years ended December 31, 1995 and through October 23, 1996, the Company had no disagreements with the former accountants on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events.

     The Registrant's Board of Directors has approved the decision to change accounting firms and engage the firm of GRANT THORNTON LLP, effective October 24, 1996.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Letter dated October 28, 1996 from Cacciamatta Accountancy Corporation addressed to the Securities and Exchange Commission regarding the statements made by the Company in response to Item 4 above.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              GB FOODS CORPORATION



Date:  October 28, 1996       By: /s/ BRUCE HAGLUND
                                 -------------------------
                                  Bruce Haglund, Secretary


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